CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-3 of our reports dated January 22, 1996, on our audits of the consolidated financial statements and the related financial statement schedules of MBIA Inc. and Subsidiaries as of December 31, 1995 and 1994 and for the three years ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".


                                              /s/ COOPERS & LYBRAND L.L.P.

October 28, 1996
New York, New York